Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports Second Quarter 2026 Financial Results

Montvale, NJ, July 31, 2026 - Balchem Corporation (NASDAQ: BCPC) today reported financial results for its 2026 fiscal second quarter ended June 30, 2026. For the quarter, the Company reported net sales of $284.0 million, net earnings of $44.6 million, adjusted EBITDA(a) of $77.9 million, and free cash flow(a) of $36.2 million.

Ted Harris, Chairman, President and CEO of Balchem, said, “The second quarter was another very strong quarter for Balchem with healthy growth in all three of our reporting segments. On a consolidated basis, we delivered record quarterly net sales, net earnings, and adjusted EBITDA, as well as solid cash flows.”

Second Quarter 2026 Financial Highlights:
•Net sales were $284.0 million, an increase of 11.2% from the prior year quarter.
•GAAP net earnings were $44.6 million, an increase of 16.6% from the prior year quarter.
•Adjusted EBITDA was $77.9 million, an increase of 12.6% from the prior year quarter.
•GAAP earnings per share were $1.39 compared to $1.17 in the prior year quarter and adjusted earnings per share(a) were $1.49 compared to $1.27 in the prior year quarter.
•Cash flows from operations were $46.7 million, with free cash flow(a) of $36.2 million.
•Excellent sales and earnings from operations growth in all three of our reporting segments.
Recent Highlights:
•On July 24, 2026, we entered into an amendment to our existing credit agreement, that was due July 27, 2027, with lenders in the form of a senior secured revolving credit facility, now due July 24, 2031. This amendment increased the allowed borrowing from $550 million to $650 million, and expanded the company's ability to fund growth, innovation, and acquisitions.
•Balchem repurchased $29 million of common stock during the second quarter and $114 million over the trailing twelve months, reflecting the Company's balanced capital allocation strategy and commitment to long-term shareholder value creation.
Mr. Harris said, “I am extremely pleased with our second quarter financial performance and the strong execution around our strategic priorities across our businesses.”
Mr. Harris added, “These excellent first half of 2026 results continue the strong growth momentum we have built over the years and we remain excited about the future outlook of our company.”

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)

Results for Period Ended June 30, 2026 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$283,997	$255,467	$554,706	$505,986
Gross margin	103,683	93,113	204,767	181,281
Operating expenses	44,462	41,671	89,920	78,824
Earnings from operations	59,221	51,442	114,847	102,457
Interest and other expenses	1,440	2,431	4,544	5,506
Earnings before income tax expense	57,781	49,011	110,303	96,951
Income tax expense	13,166	10,733	25,403	21,620
Net earnings	$44,615	$38,278	$84,900	$75,331

Diluted net earnings per common share	$1.39	$1.17	$2.63	$2.30

Adjusted EBITDA(a)	$77,943	$69,224	$152,225	$135,514
Adjusted net earnings(a)	$48,096	$41,561	$91,087	$81,578
Adjusted net earnings per common share(a)	$1.49	$1.27	$2.83	$2.49

Shares used in the calculations of diluted and adjusted net earnings per common share	32,200	32,682	32,242	32,744

(a)	See “Non-GAAP Financial Information” for a reconciliation of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)

Financial Results for the Second Quarter of 2026:
The Human Nutrition and Health segment generated record quarterly sales of $176.9 million, an increase of $16.1 million, or 10.0%, compared to the prior year quarter. The increase was driven by higher sales within both the nutrients business and the food ingredients and solutions businesses. Record earnings from operations for this segment of $42.4 million increased $4.0 million, or 10.5%, compared to $38.3 million in the prior year quarter, primarily due to the aforementioned higher sales and favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, record adjusted earnings from operations(a) for this segment were $45.9 million, compared to $41.4 million in the prior year quarter, an increase of 10.9%.
The Animal Nutrition and Health segment generated quarterly sales of $64.5 million, an increase of $8.4 million, or 15.0%, compared to the prior year quarter. The increase was driven by higher sales in both the monogastric and ruminant species markets. Second quarter earnings from operations for this segment of $5.2 million increased $1.7 million, or 48.7%, compared to $3.5 million in the prior year quarter, primarily due to the aforementioned higher sales, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $5.6 million compared to $3.8 million in the prior year quarter, an increase of 47.7%.
The Specialty Products segment generated record quarterly sales of $40.5 million, an increase of $3.3 million, or 8.9%, compared to the prior year quarter, due to higher sales in both the performance gases and plant nutrition businesses. Record earnings from operations for this segment of $12.9 million increased $1.6 million, or 14.4%, compared to $11.3 million in the prior year quarter, primarily driven by the aforementioned higher sales and favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, record adjusted earnings from operations for this segment were $13.9 million, compared to $12.4 million in the prior year quarter, an increase of 12.1%.
Record consolidated quarterly gross margin of $103.7 million increased by $10.6 million, or 11.4%, compared to $93.1 million for the prior year comparable period. Gross margin as a percentage of sales was 36.5% compared to 36.4% in the prior year period, an increase of 10 basis points, primarily due to sales growth and manufacturing efficiencies, partially offset by certain higher manufacturing input costs. Operating expenses of $44.5 million for the quarter increased $2.8 million from the prior year comparable quarter, primarily due to higher compensation-related costs.
Net interest expense was $1.9 million and $2.8 million in the second quarters of 2026 and 2025, respectively. The decrease in interest expense was primarily due to lower outstanding borrowings and lower interest rates. Our effective tax rates for the three months ended June 30, 2026 and 2025 were 22.8% and 21.9%, respectively. The increase in the effective tax rate was primarily due to lower tax benefits from stock-based compensation.
Second quarter cash flows provided by operating activities were $46.7 million and free cash flow was $36.2 million. Net working capital of $242.7 million as of June 30, 2026 included a cash balance of $63.2 million. Significant cash payments during the quarter included repurchases of common stock of $28.8 million, income taxes paid of $27.8 million, net debt payments of $17.0 million, and capital expenditures and intangible assets acquired of $10.9 million. Outstanding debt on our revolving loan was $152.0 million as of June 30, 2026 and our net debt (b) was $88.8 million, with an overall leverage ratio (c) on a net debt basis of 0.3 times.
Ted Harris said, “The Balchem team delivered another strong quarter in Q2 of 2026, and we remain confident in the long-term growth outlook for our company as we continue to execute our strategic growth initiatives.”

(b)	Net debt is defined as the outstanding balance on our revolving loan less cash and cash equivalents.
(c)	Leverage ratio is defined as net debt divided by trailing twelve months adjusted EBITDA.

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Balchem Corporation (NASDAQ:BCPC)

Quarterly Conference Call

A quarterly conference call will be held on Friday, July 31, 2026, at 11:00 AM Eastern Time (ET) to review second quarter 2026 results. Ted Harris, Chairman, President and CEO and Martin Bengtsson, CFO will host the call. Institutional investors, analysts and other members of the financial community are invited to join the live call by dialing +1-833-461-5787 (USA/Canada toll free) or +1-585-542-9983 (International Toll), and referencing Meeting ID: 980453675, five minutes prior to the scheduled start time of the conference call. Investors and the public are invited to listen to the live webcast at https://events.q4inc.com/attendee/980453675. The conference call will be available for replay shortly after the conclusion of the call at https://events.q4inc.com/attendee/980453675 for one year.

Segment Information

Balchem Corporation reports three business segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products. The Human Nutrition and Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition and Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged performance gases for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the Company's business or that could cause actual results to differ materially are included in filings the Company makes with the U.S. Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and in its other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
($ in 000’s)

Business Segment Net Sales:	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Human Nutrition and Health	$176,894	$160,773	$348,522	$319,230
Animal Nutrition and Health	64,454	56,028	126,643	113,305
Specialty Products	40,511	37,185	75,238	70,460
Other (d)	2,138	1,481	4,303	2,991
Total	$283,997	$255,467	$554,706	$505,986

(d) Other consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation.

Business Segment Earnings Before Income Taxes:	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Human Nutrition and Health	$42,381	$38,342	$82,401	$76,316
Animal Nutrition and Health	5,227	3,514	10,919	8,750
Specialty Products	12,893	11,269	24,828	20,854
Other and Unallocated (e)	(1,280)	(1,683)	(3,301)	(3,463)
Interest and other expenses	(1,440)	(2,431)	(4,544)	(5,506)
Total	$57,781	$49,011	$110,303	$96,951

(e) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of transaction and integration costs of $22 and $917 for the three and six months ended June 30, 2026, respectively, and $405 and $894 for the three and six months ended June 30, 2025, respectively.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	June 30, 2026	December 31, 2025
	(unaudited)

Cash and cash equivalents	$63,174	$74,570
Accounts receivable, net	148,973	143,596
Inventories	161,551	131,449
Other current assets	14,726	15,999
Total current assets	388,424	365,614

Property, plant and equipment, net	304,702	306,648
Goodwill	808,809	816,375
Intangible assets with finite lives, net	151,643	163,289
Right of use assets	14,120	16,192
Other assets	19,306	18,134
Total non-current assets	1,298,580	1,320,638

Total assets	$1,687,004	$1,686,252

Current liabilities	$145,755	$176,384
Revolving loan	152,000	164,000
Deferred income taxes	52,943	54,143
Other long-term obligations	33,928	34,312
Total liabilities	384,626	428,839

Stockholders' equity	1,302,378	1,257,413

Total liabilities and stockholders' equity	$1,687,004	$1,686,252

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Balchem Corporation (NASDAQ:BCPC)

Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net earnings	$84,900	$75,331
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24,711	22,417
Stock compensation expense	11,277	9,648
Other adjustments	1,100	(1,192)
Changes in assets and liabilities	(35,216)	(22,495)
Net cash provided by operating activities	86,772	83,709

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(17,138)	(12,372)
Cash paid for acquisitions, net of cash acquired	—	(323)
Proceeds from the sale of assets	7	267
Investment in affiliates	(95)	(105)
Net cash used in investing activities	(17,226)	(12,533)

Cash flows from financing activities:
Proceeds from revolving loan	80,000	63,000
Principal payments on revolving loan	(92,000)	(63,000)
Principal payments on finance leases	(102)	(97)
Proceeds from stock options exercised	7,742	6,222
Dividends paid	(30,772)	(28,265)
Repurchases of common stock	(44,484)	(38,589)
Net cash used in financing activities	(79,616)	(60,729)

Effect of exchange rate changes on cash	(1,326)	5,465

(Decrease) increase in cash and cash equivalents	(11,396)	15,912

Cash and cash equivalents, beginning of period	74,570	49,515
Cash and cash equivalents, end of period	$63,174	$65,427

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Balchem Corporation (NASDAQ:BCPC)
Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted diluted per share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, free cash flow, net debt, and leverage ratio. The non-GAAP financial measures disclosed by the Company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Table 1
(unaudited)
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of adjusted gross margin
GAAP gross margin	$103,683	$93,113	$204,767	$181,281
Amortization of intangible assets and finance leases (1)	718	724	1,447	1,417
Adjusted gross margin	$104,401	$93,837	$206,214	$182,698

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$59,221	$51,442	$114,847	$102,457
Amortization of intangible assets and finance leases (1)	4,353	4,313	8,804	8,425
Transaction and integration costs (2)	22	405	917	894
Nonqualified deferred compensation plan expense (3)	631	401	617	435
Restructuring costs (4)	—	(192)	—	(192)
Adjusted earnings from operations	$64,227	$56,369	$125,185	$112,019

Reconciliation of adjusted net earnings
GAAP net earnings	$44,615	$38,278	$84,900	$75,331
Amortization of intangible assets and finance leases (1)	4,425	4,384	8,948	8,568
Transaction and integration costs (2)	22	405	917	894
Restructuring costs (4)	—	(192)	—	(192)
Income tax adjustment (5)	(966)	(1,314)	(3,678)	(3,023)
Adjusted net earnings	$48,096	$41,561	$91,087	$81,578

Adjusted net earnings per common share - diluted	$1.49	$1.27	$2.83	$2.49

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Balchem Corporation (NASDAQ:BCPC)

Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings - as reported	$44,615	$38,278	$84,900	$75,331
Add back:
Provision for income taxes	13,166	10,733	25,403	21,620
Interest and other expenses	1,440	2,431	4,544	5,506
Depreciation and amortization	12,148	11,330	24,567	22,272
EBITDA	71,369	62,772	139,414	124,729
Add back:
Non-cash compensation expense related to equity awards	5,921	5,838	11,277	9,648
Transaction and integration costs (2)	22	405	917	894
Nonqualified deferred compensation plan expense (3)	631	401	617	435
Restructuring costs (4)	—	(192)	—	(192)
Adjusted EBITDA	$77,943	$69,224	$152,225	$135,514

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended June 30,
	2026	Effective Tax Rate	2025	Effective Tax Rate
GAAP Income Tax Expense	$13,166	22.8%	$10,733	21.9%
Impact of ASU 2016-09 (6)	(24)		283
Adjusted Income Tax Expense	$13,142	22.7%	$11,016	22.5%

	Six Months Ended June 30,
	2026	Effective Tax Rate	2025	Effective Tax Rate
GAAP Income Tax Expense	$25,403	23.0%	$21,620	22.3%
Impact of ASU 2016-09 (6)	1,290		873
Adjusted Income Tax Expense	$26,693	24.2%	$22,493	23.2%

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Balchem Corporation (NASDAQ:BCPC)

Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$46,711	$47,252	$86,772	$83,709
Capital expenditures and proceeds from the sale of assets	(10,480)	(6,554)	(16,696)	(11,975)
Free cash flow	$36,231	$40,698	$70,076	$71,734

(1) Amortization of intangible assets and finance leases: Amortization of intangible assets and finance leases consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, and finance leases. We record expense relating to the amortization of these intangibles and finance leases in our GAAP financial statements. Amortization expenses for our intangible assets and finance leases are inconsistent in amount and are significantly impacted by the timing and valuation of acquisitions. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(2) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(3) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult.

(4) Restructuring costs: Restructuring costs related to a reorganization of the business are recorded in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(5) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(6) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three and six months ended June 30, 2026 and 2025, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities. Management excludes this item for the purpose of calculating adjusted Income Tax Expense. We believe that excluding the item in our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

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